Exhibit 10.46

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

     This Amendment to Employment Agreement (this "Amendment"), dated as of March 7, 2005, is between InfoNow Corporation, a Delaware corporation (the "Company") and Harold R. Herbst ("Employee").

                                    RECITALS
                                    --------

     WHEREAS, the Company and Employee are parties to an Employment Agreement dated February 3, 2004 and effective February 22, 2004 (the "Employment Agreement");

     WHEREAS, the Board of Directors of the Company (the "Board") has appointed Employee as Interim Chief Executive Officer for a period of six months commencing on March 4, 2005 (the "Interim Period") and during the Interim Period Employee's performance will be reviewed by the Board and the Board will determine, in its sole discretion, whether to (i) appoint Employee permanent Chief Executive Officer of the Company, (ii) return Employee to the position of Chief Financial Officer of the Company or (iii) terminate Employee's employment in accordance with the terms of the Employment Agreement;

     WHEREAS, the Company and the Employee desire to amend the Employment Agreement to provide that Employee will be employed by the Company as its Interim Chief Executive Officer during the Interim Period;

     WHEREAS, Employee acknowledges that the Company has reduced the salaries of the other members of the Company's senior management team, and in consideration for Employee's assumption of the duties of Interim Chief Executive Officer, Employee's salary shall not be reduced; and

     WHEREAS, pursuant to Section 16 of the Employment Agreement, no term of the Employment Agreement may be altered, revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment revocation or waiver.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Employee agree as follows:

     SECTION 1. CAPACITY AND DUTIES. Section 2 of the Employment Agreement shall be deleted in its entirety and replaced with the following:


          "Employee shall be employed by the Company as its Interim Chief Executive Officer for a period of six months commencing on March 4, 2005. The Company's Board of Directors shall review Employee's performance during this six month period and will determine, in its sole discretion, whether to (i) appoint Employee Chief Executive Officer of the Company, (ii) return Employee to his previous position of Chief Financial Officer of the Company or (iii) terminate Employee's employment in accordance with the terms of this Agreement. During his employment Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the Company's Board of Directors. Employee shall devote his entire working time, attention and energies to the business of the Company. His actions shall be such that they do not intentionally discredit the Company or its products and services. Except for his involvement in personal investments, provided such involvement does not require any significant services on his part or participation in any legally mandated responses or proceedings related to his former employment with ICG Communications, Employee shall not engage in any other business activity or activities that require significant personal services by Employee or that, in the judgment of the board of directors, may conflict with the proper performance of Employee's duties hereunder."


     SECTION 2. TERMINATION. Section 5(d) of the Employment Agreement shall be deleted in its entirety and replaced with the following:


          "The Company may terminate this Agreement at any time for any or no reason upon payment to Employee of one year's annual salary in accordance with Section 4(b). The Company shall be deemed to terminate this Agreement under this
          Section 5(d) upon the occurrence any of the following events: (i) Employee is assigned any responsibility or duty materially inconsistent with his current position, duties and responsibilities as Interim Chief Executive Officer of the Company or his former position as Chief Financial Officer of the Company, if such event shall continue for a period of 10 days following written notice from Employee to the Company, (ii) a reduction in Employee's annual salary or bonus amounts (but not a change in the Targets), (iii) Employee is required to relocate his place of work or residence to any city or community outside of the Denver, Colorado metro area, or (iv) the Company's material breach of any obligation created by this Agreement if such breach shall continue for a period of 10 days following written notice from Employee to the Company. The Company and Employee expressly agree that the returning of Employee to the position of Chief Financial Officer of the Company shall not constitute a termination of this Agreement under this
          Section 5(d)."


     SECTION 3. OPTION GRANT. InfoNow shall grant options to purchase 100,000 (one hundred thousand) shares of the Company's common stock, such grant to occur no later than March 31, 2005. Such options will vest on the earlier of the six
(6) month anniversary of the grant date or the removal of Employee as Chief Executive Officer of the Company.

     SECTION 4. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, its rules of conflict of laws notwithstanding.

     SECTION 5. TERMS. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

     SECTION 6. EFFECT OF AMENDMENT. Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect. In the event of any conflict between this Amendment and the Employment Agreement, this Amendment shall control.

     SECTION 7. COUNTERPARTS AND TELECOPIES OR FACSIMILES. This Amendment may be executed in counterparts, or by copies transmitted by telecopier or facsimile, all of which shall be given the same force and effect as the original.



                           [SIGNATURE PAGE TO FOLLOW]

                                   SIGNATURES
                                   ----------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                        INFONOW CORPORATION


                                        BY:/S/ James L. Medina
                                           -------------------------------------
                                        NAME: James L. Medina
                                             -----------------------------------
                                        TITLE: Interim Chief Financial Officer
                                              ----------------------------------




                                        EMPLOYEE


                                        /s/ Harold R. Herbst
                                        ----------------------------------------
                                        NAME: Harold R. Herbst